Exhibit 99.1          Press Release dated June 14, 2006.

Exhibit 99.1

FOR IMMEDIATE RELEASE

June 14, 2006

Congaree Bancshares, Inc. Welcomes Charlie Lovering

        Charlie T. Lovering, Jr. has joined Congaree Bancshares, Inc. as Executive Vice President and Chief Financial Officer.

        Lovering brings over 19 years of accounting and financial experience to Congaree Bancshares, Inc. He most recently held the positions of Senior Vice President, Chief Financial Officer and Director of Operations of CoastalStates Bank in Hilton Head, where he specialized in asset-liability management, financial analysis, community reinvestment, human resources and customer relations. For the last 10 years, Lovering has held Chief Financial Officer and Controller positions with several financial institutions in South Carolina.

        “Charlie’s extensive knowledge of accounting, financial and operations procedures will be invaluable to our organizations,” commented Hank Ray, President/CEO of Congaree Bancshares, Inc. and Congaree State Bank (in organization). “We’re excited that he is joining our team and look forward to future growth with him.”

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FOR MORE INFORMATION CALL:

Ashley M. Dusenbury
Director of Media and Public Relations
The Gillespie Agency, Inc.
(803) 779-2126
ashley@thegillespieagency.com